 As filed with the Securities and Exchange Commission on December 30, 1996.
                                                   Registration No. 333-_______
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                                    UNDER
                           THE SECURITIES ACT OF 1933

                              HUGHES SUPPLY, INC.
             (Exact Name of Registrant as Specified in Its Charter)


                 FLORIDA                                  59-0559446
(State or Other Jurisdiction of Incorporation          (I.R.S. Employer
or Organization)                                       Identification Number)

                            20 NORTH ORANGE AVENUE
                                  SUITE 200
                           ORLANDO, FLORIDA  32801
             (Address of Principal Executive Offices) (Zip Code)

                              SUNBELT SUPPLY CO.
                   EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST
                           (Full Title of the Plan)

                               J. STEPHEN ZEPF
                    TREASURER AND CHIEF FINANCIAL OFFICER
                             HUGHES SUPPLY, INC.
                            20 NORTH ORANGE AVENUE
                                  SUITE 200
                           ORLANDO, FLORIDA  32801
                   (Name and Address of Agent for Service)

                                (407) 841-4755
        (Telephone Number, Including Area Code, of Agent for Service)

                          COPIES OF COMMUNICATIONS TO:

    BENJAMIN P. BUTTERFIELD, ESQ.             G. WILLIAM SPEER, ESQ.
    GENERAL COUNSEL                           POWELL, GOLDSTEIN, FRAZER & MURPHY
    HUGHES SUPPLY, INC.                       SIXTEENTH FLOOR
    20 NORTH ORANGE AVENUE, SUITE 200         191 PEACHTREE STREET, N.E.
    ORLANDO, FLORIDA  32801                   ATLANTA, GEORGIA  30303
                                              (404) 572-6600

                        CALCULATION OF REGISTRATION FEE

========================================================================================================================
                                                           Proposed Maximum       Proposed Maximum
       Title of Securities            Amount To Be          Offering Price       Aggregate Offering       Amount of
        To Be Registered             Registered(1)           Per Share(2)             Price(2)         Registration Fee
-----------------------------------------------------------------------------------------------------------------------
 Common Stock, par value $1.00
 per share . . . . . . . . . . .        181,818         $       42.50          $     7,727,265        $     2,341.60
------------------------------------------------------------------------------------------------------------------------
 Rights to Purchase Series A
 Junior Participating Preferred
 Stock, no par value per share .        181,818 rights           N/A                    N/A           $100(3)
========================================================================================================================

(1) Representing shares to be issued by Registrant to the Sunbelt Supply Co. Employee Stock Ownership Plan and Trust (the "ESOP") in connection with that certain Acquisition Agreement dated December 30, 1996 by and among the Registrant, Sunbelt Supply Co., the ESOP and certain other stockholders.
(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended (the "Securities Act").
(3)  The rights to purchase the Series A Junior Participating Preferred
Stock will be attached to and trade with shares of the Registrant's Common Stock. Value attributable to such rights, if any, will be reflected in the market price of the shares of the Registrant's Common Stock. The fee paid represents the minimum statutory fee pursuant to Section 6(b) of the Securities Act.

                                       PART I

             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


         The document(s) containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act.

                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

         (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended January 26, 1996. (File No. 001-08772);

         (2) The Registrant's Registration Statement on Form S-3 (Registration No. 333-15675) declared effective by the Commission on November 14, 1996;

         (3) The Registrant's Quarterly Report filed on Form 10-Q for the quarterly period ended April 30, 1996 (File No. 001-08772);

         (4) The Registrant's Quarterly Report filed on Form 10-Q for the quarterly period ended July 31, 1996 (File No. 001-08772);

         (5) The Registrant's Quarterly Report filed on Form 10-Q for the quarterly period ended October 31, 1996 (File No. 001-08772);

         (6) The Registrant's Current Report on Form 8-K filed with the Commission on March 27, 1996 (File No. 001-08772);

         (7) The Registrant's Current Report on Form 8-K filed with the Commission on May 13, 1996 (File No. 001-08772);

         (8) The Registrant's Current Report on Form 8-K filed with the Commission on October 23, 1996 (File No. 001-08772); and

         (9) The description of the Registrant's Common Stock contained on the Registrant's registration statement on Form 8-A as filed with the Commission pursuant to Section 12 of the Securities Act (File No. 001-08772).

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities and Exchange Act of 1934, as amended, prior to filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part thereof from the date of filing such documents.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 607.0850 of the Florida Business Corporation Act permits, and in some cases requires, the Registrant as a Florida corporation to indemnify a director, officer, employee, or agent of the Registrant, or any person serving at the request of the Registrant in any such capacity with respect to another entity, against certain expenses and liabilities incurred as a party to any proceeding, including, among others, a proceeding under the Securities Act of 1933, as amended (the "Securities Act"), brought against such person by reason of the fact that such person is or was a director, officer, employee, or agent of the Registrant or is or was serving in such capacity with respect to another entity at the request of the Registrant. With respect to actions, other than in the right of the Registrant, such indemnification is permitted if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Registrant, and with respect to any criminal action or proceeding, if such person had no reasonable cause to believe his or her conduct was unlawful. Termination of any such action by judgment, order, settlement or conviction or a plea of nolo contendere, or its equivalent shall not, of itself, create a presumption that such person did not act in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Registrant, or with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

         With respect to any action threatened, pending or completed in the right of the Registrant to procure a judgment in its favor against any such person, the Registrant may indemnify any such person against expenses actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit, including the appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Registrant, except that no indemnification shall be made in respect of any claim, issue or matter as to which any such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duties to the Registrant unless the Court in which the action was brought determines that despite the adjudication of liability, but in view of all the circumstances in the case, such person is fairly and reasonably entitled to indemnity for such expenses.

         Section 607.0850 also provides that if any such person has been successful on the merits or otherwise in defense of any action, suit or proceeding, whether brought in the right of the Registrant or otherwise, such person shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith.

         If any director or officer does not succeed upon the merits or otherwise in defense of an action, suit or proceeding, then unless pursuant to a determination made by a court, indemnification by the Registrant shall be made only as authorized in the specific case upon a determination that indemnification of the director or officer is proper because he or she has met the applicable standard of conduct. Any such determination may be made:

         (a) By the Board of Directors by a majority vote of a quorum consisting of directors who are not parties to such action, suit, or proceeding;

         (b) If such a quorum is not obtainable or, even if obtainable, by a majority vote of a committee duly designated by the Board of Directors (in which Directors who are parties may participate) consisting solely of two or more Directors not at the time parties to the proceeding;

         (c) By independent legal counsel selected by the Board of Directors prescribed in paragraph (a) or the committee prescribed in paragraph
(b); or if a quorum of the Directors cannot be obtained for paragraph (a) or the committee cannot be designated under paragraph (b) selected by a majority vote of the full Board of Directors (in which Directors who are parties may participate); or

         (d) By the shareholders by a majority vote of a quorum consisting of shareholders who were not parties to the proceeding or, if no such quorum is obtainable, by a majority vote of shareholders who were not parties to such proceedings.

         Section 607.0850 also contains a provision authorizing corporations to purchase and maintain liability insurance on behalf of its directors and officers. For some years the Registrant has maintained an insurance policy which insures directors and officers of the Registrant against amounts the director or officer is obligated to pay in respect of his legal liability, whether actual or asserted, for any negligent act, any error, any omission or any breach of duty which, subject to the applicable limits and terms of the policy, include damages, judgments, settlements, costs of investigation, and costs, charges and expenses incurred in the defense of actions, suits, or proceedings or appeals thereto, subject to the exceptions, limitations and conditions set forth in the policy.


ITEM 8.  EXHIBITS.

         The following items are filed as exhibits to this Registration
Statement:


         Exhibit No.:                      Description
         -----------                       -----------
         4.1              Restated Articles of Incorporation of the Registrant,
                          as amended(1)

         4.2              Composite By-laws of Registrant(2)

         4.3              Form of Common Stock Certificate of the Registrant(3)

         5.0              Opinion of Benjamin P. Butterfield, Esq.

         23.1             Consent of Price Waterhouse LLP

         23.2             Consent of Coopers & Lybrand L.L.P.

         23.3             Consent of Benjamin P. Butterfield, Esq.
                          appears in his opinion filed as Exhibit 5

         24.0 Power of Attorney (included in the signature page in Part II of the Registration Statement)

------------------------------

(1) Incorporated by reference to Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q filed for the quarter ended July 31, 1994.

(2) Incorporated by reference to Exhibit 3.2 to the Registrant's Quarterly Report on Form 10-Q filed for the quarter ended July 31, 1994.

(3) Incorporated by reference to Exhibit 4.2 to the Registrant's Quarterly Report on Form 10-Q filed for the quarter ended October 31, 1984.


ITEM 9.  UNDERTAKINGS.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         The undersigned registrant hereby undertakes:

         (1) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         (2) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

         (3) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (4) That, for purposes of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and an offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (5) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Orlando, State of Florida, on this 30th day of December 1996.


                            HUGHES SUPPLY, INC.



                            By:  /s/ David H. Hughes
                                 ----------------------------------------
                                 David H. Hughes
                                 Chairman of the Board
                                 and Chief Executive Officer





                                 /s/ J. Stephen Zepf
                                 -----------------------------------------
                                 J. Stephen Zepf
                                 Treasurer and Chief Financial Officer,
                                 (Principal Financial and Accounting Officer)


                              POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David H. Hughes and J. Stephen Zepf, or any of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


   SIGNATURE                             TITLE               DATE
   ---------                             -----               ----

/s/ David H. Hughes                     Director          December 30, 1996
--------------------------
David H. Hughes

/s/ A. Stewart Hall, Jr.                Director          December 30, 1996
--------------------------
A. Stewart Hall, Jr.

/s/ Vincent S. Hughes                   Director          December 30, 1996
--------------------------
Vincent S. Hughes

/s/ Russell V. Hughes                   Director          December 30, 1996
--------------------------
Russell V. Hughes

/s/ John D. Baker II                    Director          December 30, 1996
--------------------------
John D. Baker II

/s/ Robert N. Blackford                 Director          December 30, 1996
--------------------------
Robert N. Blackford

/s/ John B. Ellis                       Director          December 30, 1996
--------------------------
John B. Ellis

/s/ Clifford M. Hames                   Director          December 30, 1996
--------------------------
Clifford M. Hames

/s/ Herman B. McManaway                 Director          December 30, 1996
--------------------------
Herman B. McManaway

/s/ Donald C. Martin                    Director          December 30, 1996
--------------------------
Donald C. Martin

/s/ H. Corbin Day                       Director          December 27, 1996
--------------------------
H. Corbin Day